UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 27, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50767 (Commission File Number)	04-3523569 (IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC (Address of Principal Executive Offices)	27518 (Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
On May 6, 2009, the board of directors of Cornerstone Therapeutics Inc. (the “Company”) approved amendments to the Company’s certificate of incorporation to effect certain changes that are described below. The amendments were approved at the Special Meeting of the Company’s stockholders held on August 27, 2009 and became immediately effective upon filing the amendment with the Delaware Secretary of State on August 28, 2009.
The amendments to the Company’s certificate of incorporation:
     • eliminated a provision requiring that any amendment of the Company’s bylaws that is effected by the Company’s stockholders be approved by the affirmative vote of at least 75% of the votes which all the stockholders would be entitled to cast in any election of directors (so that any future amendment of the Company’s bylaws by the Company’s stockholders will require the approval of a simple majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter);
     • eliminated the classified (or “staggered”) status of the Company’s board of directors so that all directors are subject to re-election at each annual meeting;
     • added a provision that, while the governance agreement dated May 6, 2009 between the Company, Chiesi Farmaceutici S.p.A. (“Chiesi”) and, solely with respect to certain sections identified therein, certain stockholders of the Company (the “Governance Agreement”) is in effect, created two classes of directors, one comprised of designees or nominees of Chiesi and the other comprised of directors not designated or nominated by Chiesi, and, so long as Chiesi and its affiliates beneficially own at least 50% of the Company’s outstanding common stock (on a fully diluted basis) the two classes of directors will have equal voting power;
     • eliminated provisions relating to quorum at a board meeting, action at a board meeting, removal of directors, vacancies of directors, stockholder nominations and introduction of business (so that these matters are governed by the Company’s bylaws);
     • added provisions requiring the approval of Chiesi for certain types of corporate transactions so long as Chiesi owns at least 40% of the Company’s outstanding common stock (on a fully diluted basis);
     • eliminated a prohibition against action by written consent of the Company’s stockholders in lieu of a meeting;
     • added provisions that permit Chiesi and its affiliates to engage in the same or similar business activities or lines of business as the Company and relieves Chiesi, its officers and its directors from obligations they otherwise might owe to the Company under the corporate opportunity doctrine, so long as Chiesi and its affiliates beneficially own at least 50% of the Company’s outstanding common stock (on a fully diluted basis);

     • established procedures for allocating certain corporate opportunities between the Company and Chiesi while Chiesi and its affiliates beneficially own at least 50% of the Company’s outstanding common stock (on a fully diluted basis);
     • eliminated a provision stating that only the Company’s board of directors, the Chairman of the board of directors or the Chief Executive Officer may call a special meeting of stockholders;
     • eliminated the requirements that certain amendments to the certificate of incorporation be approved by the affirmative vote of 75% of the votes which all the stockholders would be entitled to cast in any election of directors (so that any future amendment to the certificate of incorporation will require the approval of a simple majority of the outstanding shares entitled to vote on the amendment); and
     • added a new article in which the Company elects not to be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover statute.
A copy of Amendment to Certificate of Incorporation of the Company (the “Amendment”), effecting certain changes pursuant to the Governance Agreement, is attached hereto and incorporated herein by reference as Exhibit 3.1, and the Company refers to such exhibit for the complete terms of the Amendment.
Item 8.01 Other Events.
As the Company previously reported on a Current Report on Form 8-K dated May 6, 2009, as amended, the Company entered into a series of agreements with Chiesi, including a stock purchase agreement, the Governance Agreement, a license and distribution agreement and a series of related agreements (together, the “Agreements”). Among other things, the Agreements set forth certain rights and obligations of the Company, Chiesi and certain stockholders concerning corporate governance matters, including amendments to the Company’s certificate of incorporation and the Company’s bylaws.
The information set forth in Item 8.01 of this Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supersede the description of the Company’s capital stock contained in the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2004, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports we have filed for purposes of updating that description. This description will be available for incorporation by reference into certain of the Company’s filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, including registration statements.
Description of Capital Stock
The following description of the Company’s capital stock summarizes the material terms and provisions of the capital stock. For the complete terms of the Company’s capital stock, please refer to the Company’s certificate of incorporation and bylaws. The terms of the Company’s capital stock may also be affected by Delaware law.
The Company has previously filed the Company’s amended and restated certificate of incorporation as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, the Company’s amendment to the certificate of incorporation, effecting a 10-to-1 reverse stock split of the Company’s common stock, as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated October 30, 2008, and the Company’s amendment to the certificate of incorporation, changing the name of the Company from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc., as Exhibit 3.2 to the Company’s Current Report on Form 8-K dated October 30, 2008. The Company refers you to such exhibits for the complete terms of these documents. The following description of the Amendment is not complete and the Company refers you to Exhibit 3.1 attached hereto and incorporated herein by reference for the complete terms of the Amendment.
The Company has previously filed the Fourth Amended and Restated Bylaws of the Company as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 27, 2009. The Company refers you to such exhibit for the complete terms of the Fourth Amended and Restated Bylaws of the Company.
The Company has previously filed the Governance Agreement as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated May 6, 2009. The Company refers you to such exhibit for the complete terms of the Governance Agreement.
Authorized Capital Stock
The Company’s authorized capital stock consists of 90,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of August 26, 2009, there were 24,812,580 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting
For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the stockholder’s name. The Company’s common stock does not have cumulative voting rights. Stockholders may take action by written consent.
Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations
The Company’s certificate of incorporation and its bylaws provide that any action required or permitted to be taken by its stockholders at an annual meeting or special meeting of stockholders may be taken if it is properly brought before the meeting and may be taken by written action in lieu of a meeting. The Company’s certificate of incorporation also provides that, except as otherwise required by law, a special meeting of the stockholders can be called by the Company’s chairman of the board, the Company’s chief executive officer, the Board or stockholders owning at least 50% of the Company’s outstanding capital stock. The Company’s bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. However, nominations of directors pursuant to the Governance Agreement are excepted from the advance notice procedures generally applicable to director nominations.
Bylaw Amendments
Under Delaware law, a Delaware corporation’s bylaws can be amended by its stockholders and, if the corporation’s certificate of incorporation so provides, by its directors. The Company’s bylaws may be amended by the stockholders with the approval of a simple majority of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the matter. Also, the Company’s certificate of incorporation permits the Board to amend or repeal the Company’s bylaws without the consent of the Company’s stockholders (except as provided by applicable law).
Dividends
The Company’s stockholders are entitled to share ratably in any dividends declared by the Company’s board of directors, subject to any preferential dividend rights of any outstanding preferred stock. Dividends consisting of shares of common stock may be paid to the Company’s stockholders.
Liquidation and Dissolution
If the Company is liquidated or dissolved, the holders of its common stock will be entitled to share ratably in all the assets that remain after the Company pays its liabilities, subject to the prior rights of any outstanding preferred stock.
Other Rights and Restrictions
The Company’s stockholders do not have preemptive rights, and they have no right to convert their common stock into any other securities. The Company’s common stock is not subject to redemption. The Company’s certificate of incorporation and bylaws do not restrict the ability of a stockholder to transfer the stockholder’s shares of common stock.

Listing
The Company’s common stock is listed on The NASDAQ Capital Market under the symbol “CRTX.”
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock is BNY Mellon Shareowner Services.
Preferred Stock
The Company’s board of directors is authorized, subject to any limitations under its certificate of incorporation or prescribed by law, without further stockholder approval, to issue up to an aggregate of 5,000,000 shares of preferred stock. The Company’s board of directors may establish the applicable and relative designations, number of authorized shares, dividend rates and terms, redemption or sinking fund provisions, conversion or exchange rates, anti-dilution provisions, voting rights, liquidation preferences and other terms, preferences and limitations of any series of preferred stock it determines to issue.
Board of Directors
Election and Composition of the Board
The Company’s certificate of incorporation and its bylaws provide that all directors will be subject to re-election at each annual meeting. In addition, the Company’s board of directors is divided into two classes of directors. One class of directors is comprised of Chiesi’s designated directors (the “Class B Directors”) and the other class of directors is comprised of directors not designated by Chiesi (the “Class A Directors”). So long as Chiesi and its affiliates beneficially own at least 50% of the Company’s outstanding common stock (on a fully diluted basis) the two classes of directors will have equal voting power. An action by a majority in voting power of the directors present at a meeting will constitute action by the Board.
Number of Directors, Quorum and Vacancies
Subject to the Governance Agreement while it is in effect, the number of directors shall be fixed exclusively by a majority in voting power of the Board. A majority of the total authorized number of directors (including, at any time there are Class B Directors, at least one Class B Director) constitute a quorum of the Board. Subject to the Governance Agreement while it is in effect, directors may be removed with or without cause by holders of a majority of the votes that would be entitled to be cast at an annual election. Vacancies will be filled in accordance with the Governance Agreement while it is in effect and, when no longer in effect, by a majority in voting power of the directors then in office.

Board Committees
While the Governance Agreement is in effect, the Board is required to have a Nominating Committee, an Audit Committee and a Compensation Committee. All matters relating to executive compensation require the approval of the Compensation Committee and ratification by the Board.
Actions Requiring Board Approval
While the Governance Agreement is in effect and for so long as Chiesi and its affiliates beneficially own more than 50% of the outstanding Common Stock on a fully diluted basis, the Company’s Bylaws provide that the following actions are subject to Board approval: (i) the adoption, modification or amendment of the Company’s annual operating or capital budget; (ii) the entry into, modification or amendment of any exclusive license, distribution or supply agreement to which the Company or any of its subsidiaries is a party; (iii) any capital expenditure in excess of $500,000 in any one case or $2,000,000 in the aggregate; (iv) any expense that deviates from the approved annual operating or capital budget, other than immaterial expenditures in the ordinary course of business; and (v) the incurrence by the Company or any of its subsidiaries of indebtedness in excess of $1,000,000 in the aggregate for borrowed money, including, but not limited to, trade financing either on an individual or cumulative basis or issuing any equity security that ranks senior in liquidation preference to the Company’s equity securities outstanding on July 28, 2009.
Actions Requiring Chiesi Approval
For so long as Chiesi and its affiliates beneficially own at least 40% of all outstanding Common Stock on a fully diluted basis, the Company’s certificate of incorporation generally requires the following actions to be approved by Chiesi: (i) the acquisition of any business or assets for an aggregate price in excess of $25,000,000; (ii) the sale or other disposal of a business or assets of the Company for an aggregate price in excess of $25,000,000; (iii) the issuance of any of the Company’s equity securities; and (iv) the repurchase or redemption of any equity security or other capital stock of the Company.
Delaware Law and Certificate of Incorporation and Bylaw Provisions
Anti-takeover Provisions
Section 203 of the Delaware General Corporation (“Section 203”) Law is an anti-takeover provision that applies to Delaware corporations. It generally provides that any person or entity who acquires 15% or more of a corporation’s voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of business combinations with the corporation for a period of three years following the date the person became an interested stockholder, unless (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (iii) the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least 66 and 2/3% of the outstanding voting stock not owned by the interested stockholder. Under Delaware law, a corporation can elect not to be subject to Section 203 by inserting a provision to that effect in its certificate of incorporation.
In the Company’s certificate of incorporation, the Company has elected not to be governed by Section 203.
Limitation of Liability and Indemnification of Officers and Directors
The Company’s certificate of incorporation contains provisions permitted under the Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty. Further, the Company’s certificate of incorporation contains provisions to indemnify the Company’s directors and officers to the fullest extent permitted by the Delaware General Corporation Law.
Corporate Opportunities
Under the Company’s certificate of incorporation, Chiesi and its affiliates will be able to engage in the same or similar business activities or lines of business as the Company and Chiesi and its affiliates, directors, officers and employees will be relieved of obligations they otherwise might owe to the Company under the corporate opportunity doctrine. If a director or officer of the Company who is also a director or officer of Chiesi acts in a manner consistent with the policy set forth in the next sentence with respect to the allocation of a potential corporate opportunity for both the Company and Chiesi about which such director acquires knowledge, he or she will have fully satisfied and fulfilled his or her fiduciary duty to the Company and the Company’s stockholders with respect to the corporate opportunity. A corporate opportunity for both the Company and Chiesi offered to any person who is an officer or director of the Company and who is also an officer, director or employee of Chiesi, will belong to Chiesi unless such corporate opportunity was expressly offered to such person in his or her capacity as a director or officer of the Company.
Governance Agreement
The Governance Agreement sets forth certain rights and obligations of the Company, Chiesi and certain stockholders concerning, among other things, certain corporate governance matters, the voting of Chiesi’s shares of common stock, certain limitations on future acquisitions and dispositions of shares of common stock by Chiesi and certain rights of first offer to distribute and market the other party’s products. The Governance Agreement became effective on July 28, 2009.
Under the Governance Agreement, the Company’s board of directors is required to consist of its chief executive officer, three independent directors under the NASDAQ Marketplace Rules and four persons designated by Chiesi. The number of persons Chiesi is entitled to designate for consideration for election to the Company’s board of directors to the Company’s Nominating Committee will thereafter depend on the percentage of beneficial ownership of the Company held by Chiesi and its affiliates on a fully diluted basis, with a maximum of four persons so designated at any time. The Nominating Committee will nominate the Company’s chief executive officer and three independent directors.
The Governance Agreement provides that from July 28, 2009 to July 28, 2011 (the “Blackout Period”), Chiesi will not directly or indirectly acquire or offer to acquire any shares of common stock except (i) with the approval of the Company’s board and a majority of its independent directors, (ii) effected solely to the extent necessary to maintain the beneficial ownership of Chiesi and its affiliates at an amount equal to 51% of the shares of Common Stock on a fully diluted basis, (iii) pursuant to open market purchases in the same number of shares as certain stockholders of the Company transfer during the same period, (iv) in order to effect the acquisition of all of the outstanding capital stock of the Company by Chiesi and/or any of its affiliates, in accordance with the provisions of the Governance Agreement, and (v) pursuant to a mandatory tender offer by Chiesi that Chiesi will be required to make if Chiesi and its affiliates beneficially own 85% or more of the Company’s capital stock on a fully diluted basis. Also, during the Blackout Period, Chiesi will be prohibited from selling or otherwise transferring any shares of common stock except pursuant to a bona fide acquisition of the Company by a third party through a merger, consolidation, stock exchange or tender offer that was not solicited by Chiesi or its affiliates and that was approved by the Company’s board and a majority of its independent directors.
The Governance Agreement further imposes certain “standstill” obligations on Chiesi during the Blackout Period, pursuant to which Chiesi and certain related persons are prohibited from soliciting proxies from the Company’s stockholders, participating in a “group” of persons that would be required to file a statement with the SEC if the group beneficially owned 5% or more of any class of the Company’s voting stock, granting proxies or entering into voting agreements and seeking additional representation on the Company’s board.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: September 2, 2009	By:	/s/ David Price
David Price
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
Exhibit 3.1	Amendment to the Company’s Certificate of Incorporation, effecting certain changes pursuant to the Governance Agreement dated May 6, 2009 with Chiesi Farmaceutici S.p.A.